UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 28, 2001

e-Synergies, inc.
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

3 Corporate Plaza, Suite 250, Newport Beach, CA. 92660
(Address of principal executive offices)

91-2021595
IRS Employer I.D. No.

Registrant's telephone number, including area code (949) 219-0169

Item 1.  Changes in Control of Registrant.
Not applicable.

Item 2.  Acquisition or Disposition of Assets.
Not applicable.

Item 3.  Bankruptcy or Receivership.
Not applicable.

Item 4.  Changes in Registrant’s Certifying Accountant.

             This Form 8-K/A is an amendment to the Form 8-K filed on October 3, 2001, relating to the notice of a change in registrant’s principal accountant.  This amendment clarifies that no disputes existed between the registrant and its former principal accountant through the effective date of the dismissal.

             Effective September 28, 2001, the registrant has dismissed its former principal accountant, Roger G. Castro, CPA of Oxnard, California and engaged Tauber & Basler, P.C. of Atlanta, Georgia, as its principal accountant.

             During the two most recent fiscal years of the registrant, dating to the registrant’s commencement of business on February 1, 2000, and each subsequent interim period preceding September 28, 2001, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants would have caused them to make reference in connection with their report to the subject matter of the disagreements.

             The reports of the former principal accountants on the financial statements of the registrant for either of the past two years, dating to the registrant’s commencement of business on February 1, 2000, contained no adverse opinion or disclaimer of opinion, nor was either qualified or modified as to audit scope, or accounting principles.

             The decision to change accountants was approved by the Board of Directors of the registrant.

Item 7.  Financial Statements and Exhibits.

(a)         Exhibits

Exhibit No.	Description of Exhibit

1	Accountant Resignation Letter

__________________

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 26, 2001

e-Synergies, inc.

/s Thomas Ronk
Thomas Ronk, President